                                                                    Exhibit 99.1


                                     FINAL

INVESTOR CONTACT:                                              PRESS CONTACT:
Blair Christie                                                 Tom Galvin
(408) 525-4856                                                 (408) 525-8530
blchrist@cisco.com                                             tgalvin@cisco.com



                  CISCO SYSTEMS REPORTS FOURTH QUARTER EARNINGS

     SAN JOSE, Calif. -- August 8, 2000 -- Cisco Systems, Inc., the worldwide leader in networking for the Internet, today reported its fourth quarter results for the period ending July 29, 2000.

     Net sales for the fourth quarter of fiscal 2000 were $5.72 billion, compared with $3.56 billion for the same period last year, an increase of 61%. Pro forma net income, which excludes the effects of acquisition charges, payroll tax on stock option exercises, and net gains realized on minority investments, was $1.20 billion or $0.16 per share for the fourth quarter of fiscal 2000, compared with pro forma net income of $710 million or $0.10 per share for the fourth quarter of fiscal 1999, increases of 69% and 60%, respectively.

     During the fourth quarter of fiscal 2000, Cisco completed the acquisitions of Atlantech Technologies, Ltd., JetCell, Inc., PentaCom Ltd., Qeyton Systems, and Seagull Semiconductor, Ltd. for a combined purchase price, including assumed liabilities, of approximately $1.39 billion and took one-time charges of $461 million, or approximately $0.06 per share on an after-tax basis, as write-offs of purchased in-process R&D. Additionally, Cisco completed the acquisitions of ArrowPoint Communications, Inc., InfoGear Technology Corp., and SightPath, Inc. which were accounted for as poolings of interests.

     Actual net income for the fourth quarter of fiscal 2000 was $796 million or $0.11 per share, compared with $605 million or $0.08 per share for the same period last year.

     Net sales for fiscal 2000 were $18.93 billion, compared with $12.17 billion for fiscal 1999, an increase of 55%. Pro forma net income was $3.91 billion or $0.53 per share for fiscal 2000, compared with pro forma net income of $2.52 billion or $0.36 per share for fiscal 1999, increases of 56% and 47%, respectively.

     Actual net income for fiscal 2000 was $2.67 billion or $0.36 per share, compared with $2.02 billion or $0.29 per share for fiscal 1999.

     The net income per share and number of shares used in the per-share calculation for all periods presented reflect the two-for-one stock split that was effective March 22, 2000.

     "We predicted five years ago that we were in the midst of a second Industrial Revolution that would determine the prosperity of companies, countries, and individuals. Today, the Internet continues to drive the strongest U.S. economy in history," said John Chambers, president and CEO of Cisco Systems. "The second Industrial Revolution is just beginning and businesses and governments are turning to Cisco, the Internet expert, to assist them in transforming their companies and countries. We were very pleased with the balance of our business across all key geographies, products, and lines of business."

     In the service provider marketplace, Cisco continued to advance its strategy for New World integrated data, voice, and video networks and made progress in each of its key areas including optical networking, wireless solutions, and voice-transition technology. In the optical market, Cisco expanded its portfolio of Internet-scale, carrier-class solutions by announcing the acquisition of Qeyton Systems, a developer of metropolitan dense wave division multiplexing (MDWDM) technology. Increasing its broadband offering, Cisco announced its intent to acquire IPmobile to help service providers build the next-generation IP-based wireless infrastructure known as "3G" to create a broad array of new and innovative wireless data and voice services. Underscoring Cisco's strategy to provide service providers with a smooth transition path to New World networks, Cisco announced its intent to acquire Komodo Technology, Inc. and HyNEX, Ltd. Komodo's voice-over-IP (VoIP) devices allow analog telephones to place calls over IP-based networks. HyNEX's products strengthen Cisco's solution in international markets by accelerating the deployment of IP+ATM networks to enable service providers to deliver an expanded range of data, voice, and video services.

     In the enterprise market, Cisco strengthened its storage area networking strategy by entering into a technology agreement with Brocade Communication Systems and announcing its intent to acquire NuSpeed Internet Systems. Both transactions will enable companies to store, retrieve, and back-up data more efficiently by seamlessly interconnecting storage area networks over a single IP-based infrastructure. Cisco also introduced a range of gigabit and 10-gigabit solutions for its Catalyst(R) 6000, 4000, and 2900 series XL switching families to deliver gigabit bandwidth and intelligent network services across traditional enterprises and service provider environments. Cisco also expanded its portfolio of content networking solutions by announcing its intent to acquire Netiverse, Inc., a leading provider of content acceleration technology that enhances the performance and functionality of networking devices.

     In the small and medium-sized business market, Cisco joined with GE Industrial Systems to form a new company, GE Cisco Industrial Networks, to help small and medium-sized businesses increase factory-to-office communications through Internet-based solutions. GE Cisco Industrial Networks will assess, design, and build network infrastructures for manufacturing plant floor and industrial environments that will enable company-wide Internet-based communication.

     "We see no indications in the marketplace that the radical Internet business transformation in practices like customer service, supply-chain management, employee training, empowerment, and e-commerce that is taking place around the world today is slowing -- in fact, we believe it is accelerating globally. We would like to thank our shareholders, customers, employees, partners, and suppliers for their continued commitment and confidence in our ability to execute in the future as we have in the past," concluded Chambers.

ABOUT CISCO SYSTEMS

     Cisco Systems, Inc., (NASDAQ: CSCO) is the worldwide leader in networking for the Internet. News and information are available at www.cisco.com.

                                      # # #

This release may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the documents filed by Cisco with the SEC, specifically the most recent reports on Form 10-K, 8-K, and 10-Q, including amendments thereto, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including risks associated with acquisition strategy, dependence on new product offerings, competition, patents, intellectual property and licensing, future growth, rapid technological and market change, manufacturing and sourcing risks, Internet infrastructure and regulation, international operations, volatility of stock price, financial risk management, and potential volatility in operating results, among others.

Catalyst, Cisco, Cisco Systems, and the Cisco Systems logo are registered trademarks of Cisco Systems, Inc. and/or its affiliates in the U.S. and certain other countries. All other trademarks mentioned in this document are the property of their respective owners. Copyright(C)2000 Cisco Systems, Inc. All rights reserved.

                               Cisco Systems, Inc.

--------------------------------------------------------------------------------
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS EXCLUDING IPR&D, PAYROLL TAX ON STOCK OPTION EXERCISES, ACQUISITION-RELATED COSTS, AMORTIZATION OF GOODWILL AND INTANGIBLE ASSETS, AND NET GAINS REALIZED ON MINORITY INVESTMENTS
--------------------------------------------------------------------------------
(In millions, except per-share amounts)

                                               Quarters Ended             Fiscal Years Ended
                                         ---------------------------     ---------------------
                                          July 29,        July 31,       July 29,     July 31,
                                            2000            1999           2000         1999
                                         (Unaudited)     (Unaudited)
                                         -----------     -----------     -------      -------
Net sales                                  $5,720          $3,558        $18,928      $12,173
Cost of sales                               2,058           1,261          6,746        4,259
                                           ------          ------        -------      -------
    Gross margin                            3,662           2,297         12,182        7,914
Operating expenses:
    Research and development                  825             509          2,685        1,663
    Sales and marketing                     1,142             709          3,917        2,465
    General and administrative                180             110            568          365
                                           ------          ------        -------      -------
       Total operating expenses             2,147           1,328          7,170        4,493
                                           ------          ------        -------      -------
Operating income                            1,515             969          5,012        3,421
Interest and other income, net                197              93            577          330
                                           ------          ------        -------      -------
Income before provision
  for income taxes                          1,712           1,062          5,589        3,751
Provision for income taxes                    514             352          1,675        1,234
                                           ------          ------        -------      -------
Net income                                 $1,198          $  710        $ 3,914      $ 2,517
                                           ======          ======        =======      =======
Net income per share--basic                $  .17          $  .10        $   .57      $   .38
                                           ======          ======        =======      =======

Net income per share--diluted              $  .16          $  .10        $   .53      $   .36
                                           ======          ======        =======      =======
Shares used in per-share
  calculation--basic                        7,042           6,765          6,917        6,646
                                           ======          ======        =======      =======
Shares used in per-share
  calculation--diluted                      7,556           7,201          7,438        7,062
                                           ======          ======        =======      =======

                                                                  PRO FORMA ONLY

     The above pro forma amounts for the quarter ended July 29, 2000 have been adjusted to eliminate the $461 million write-off of purchased in-process R&D, $26 million of payroll tax on stock option exercises, $37 million of acquisition related costs, $169 million of amortization of goodwill and purchased intangible assets, and $344 million of net gains realized on minority investments, net of related tax of $53 million.

     The above pro forma amounts for fiscal 2000 have been adjusted to eliminate the $1.37 billion write-off of purchased in-process R&D, $51 million of payroll tax on stock option exercises, $62 million of acquisition-related costs, $291 million of amortization of goodwill and purchased intangible assets, and $531 million of net gains realized on minority investments, net of related tax of $0 million.

     The above pro forma amounts for the quarter and year ended July 31, 1999 have been adjusted to eliminate the $81 and $471 million write-off of purchased in-process R&D, $16 and $16 million of acquisition-related costs, $19 and $61 million of amortization of goodwill and purchased intangible assets, net of related tax benefits of $11 and $54 million, respectively.

     All historical financial information has been restated to reflect the acquisitions of StratumOne Communications, Inc. and TransMedia Communications, Inc. in the first quarter of fiscal 2000 and Cerent Corporation and WebLine Communications Corporation in the second quarter of fiscal 2000, and ArrowPoint Communications, Inc., InfoGear Techonologly, Corp., and SightPath, Inc. in the fourth quarter of fiscal 2000 which were accounted for as poolings of interests. In addition, the historical financial information has been restated to reflect the acquisition of Fibex Systems which was completed in the fourth quarter of fiscal 1999 and accounted for as a pooling of interests.

     The net income per share and number of shares used in the per-share calculation for all periods presented reflect the two-for-one stock split effective March 22, 2000.

                               Cisco Systems, Inc.
--------------------------------------------------------------------------------
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------
                     (In millions, except per-share amounts)



                                                     Quarters Ended            Fiscal Years Ended
                                                -------------------------     ---------------------
                                                 July 29,      July 31,       July 29,      July 31,
                                                   2000          1999           2000          1999
                                                (Unaudited)   (Unaudited)
                                                -----------   -----------     -------       -------
Net sales                                         $5,720        $3,558        $18,928       $12,173
Cost of sales                                      2,058         1,261          6,746         4,259
                                                  ------        ------        -------       -------

    Gross margin                                   3,662         2,297         12,182         7,914
Operating expenses:
    Research and development                         825           509          2,685         1,663
    Sales and marketing                            1,142           709          3,917         2,465
    General and administrative                       217           126            630           381
    Payroll tax on stock option
       exercises                                      26            --             51            --
    Amortization  of goodwill and  purchased
       intangible assets                             169            19            291            61
    Purchased in-process R&D                         461            81          1,373           471
                                                  ------        ------        -------       -------
          Total operating expenses                 2,840         1,444          8,947         5,041
                                                  ------        ------        -------       -------

Operating income                                     822           853          3,235         2,873

Net gains realized on minority
 investments                                         344            --            531            --
Interest and other income, net                       197            93            577           330
                                                  ------        ------        -------       -------
Income before provision for
  income taxes                                     1,363           946          4,343         3,203
Provision for income taxes                           567           341          1,675         1,180
                                                  ------        ------        -------       -------
Net income                                        $  796        $  605        $ 2,668       $ 2,023
                                                  ======        ======        =======       =======

Net income per share--basic                       $  .11        $  .09        $   .39       $   .30
                                                  ======        ======        =======       =======

Net income per share--diluted                     $  .11        $  .08        $   .36       $   .29
                                                  ======        ======        =======       =======

Shares used in per-share
  calculation--basic                               7,042         6,765          6,917         6,646
                                                  ======        ======        =======       =======
Shares used in per-share
  calculation--diluted                             7,556         7,201          7,438         7,062
                                                  ======        ======        =======       =======

     All historical financial information has been restated to reflect the acquisitions of StratumOne Communications, Inc. and TransMedia Communications, Inc. in the first quarter of fiscal 2000 and Cerent Corporation and WebLine Communications Corporation in the second quarter of fiscal 2000, and ArrowPoint Communications, Inc., InfoGear Techonologly, Corp., and SightPath, Inc. in the fourth quarter of fiscal 2000, which were accounted for as poolings of interests. In addition, the historical financial information has been restated to reflect the acquisition of Fibex Systems which was completed in the fourth quarter of fiscal 1999 and accounted for as a pooling of interests. The net income per share and number of shares used in the per-share calculation for all periods presented reflect the two-for-one stock split effective March 22, 2000.

                               Cisco Systems, Inc.
--------------------------------------------------------------------------------
                      CONDENSED CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
                                  (In millions)

                                                  July 29, 2000            July 31, 1999
                                                  -------------            -------------
Assets
Current assets:
   Cash and short-term investments                   $ 5,525                  $ 2,102
   Accounts receivable, net                            2,299                    1,250
   Inventories, net                                    1,232                      658
   Deferred tax assets                                 1,091                      580
   Prepaid expenses and other current assets             963                      171
                                                     -------                  -------
        Total current assets                         $11,110                  $ 4,761

Investments                                           13,688                    7,032
Restricted investments                                 1,286                    1,080
Property and equipment, net                            1,426                      825
Other assets                                           5,360                    1,195
                                                     -------                   -------
        Total assets                                 $32,870                   $14,893
                                                     =======                   =======

Liabilities and shareholders' equity
Current liabilities:
    Accounts payable and other
         accrued expenses                            $ 4,963                   $ 2,408
     Income taxes payable                                233                       630
                                                     -------                   -------
        Total current liabilities                      5,196                     3,038

Deferred tax liabilities                               1,132                        --

Minority interest                                         45                        44

Shareholders' equity                                  26,497                    11,811
                                                     -------                   -------
       Total liabilities and
        shareholders' equity                         $32,870                   $14,893
                                                     ========                  =======


     All historical financial information has been restated to reflect the acquisitions of StratumOne Communications, Inc. and TransMedia Communications, Inc. in the first quarter of fiscal 2000, and Cerent Corporation and WebLine Communications Corporation in the second quarter of fiscal 2000, and ArrowPoint Communications, Inc., InfoGear Technology, Corp., and SightPath, Inc. in the fourth quarter of fiscal 2000 which were accounted for as poolings of interests.